EXHIBIT 99.1

Colony Bank Signs Definitive Agreement To Acquire Cadence Bank’s East Georgia Homebuilder Finance Loan Portfolio And Expand Its Footprint In Savannah And Augusta

FITZGERALD, Ga., Feb. 24, 2020 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq: CBAN) (“Colony” or the “Company”), the holding company for Colony Bank (the “Bank”), today announced the signing of a definitive agreement with Cadence Bank (“Cadence”) to purchase its East Georgia Homebuilder Finance loan portfolio.

Under the terms of the agreement, the purchase price is at par of the outstanding loans plus cash consideration of $250,000. The transaction, which is expected to close on February 26, 2020, and does not require regulatory approval, will consist of approximately $47 million in loans outstanding and approximately $80 million in total commitments.

Commenting on the announcement, T. Heath Fountain, President and Chief Executive Officer of Colony Bankcorp, said, “We are pleased to announce the signing of an agreement to acquire the East Georgia Homebuilder Finance loan portfolio of Cadence. Coupled with our announcement on December 17, 2019, to enter the Augusta Market with the addition of Hugh Hollar to the newly created position of Senior Vice President of the Homebuilder Finance Division, this acquisition will expand our presence in the Savannah and Augusta markets, creating a ‘one-stop-shop’ for homebuilders coupled with our mortgage business. Increasing our fee income and interest income has been a priority for us as we seek to further diversify our loan portfolio and utilize our balance sheet to enhance our earnings. We are excited to welcome the East Georgia Homebuilder Finance team of Cadence to Colony Bankcorp.”

Hugh Hollar, Senior Vice President, Director of the Homebuilder Finance Division of Colony Bank, added, “I am excited to have my origination and administrative team, which has a combined 125 years of experience, serving our builder and developer clients. With the strong economic growth in the Savannah and Augusta markets, our homebuilder finance team looks forward to continuing to provide the financing needed to both long-standing clients and new relationships developed with a leading community bank partner.”

About Colony Bankcorp

Colony Bankcorp, Inc. is the bank holding company for Colony Bank. Founded in 1975 and headquartered in Fitzgerald, Georgia, Colony operates 33 locations throughout Georgia. The Bank also helps its customers achieve their goal of home ownership through Colony Bank Mortgage. Colony’s common stock is traded on the NASDAQ Global Market under the symbol “CBAN.” For more information, please visit www.colony.bank. You can also follow the Company on Facebook or on Twitter @colony_bank.

Forward-Looking Statements

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company’s future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: the Company’s ability to implement its various strategic initiatives; competitive pressures among financial institutions increasing significantly; economic conditions, either nationally or locally, in areas in which the Company conducts operations being less favorable than expected; interest rate risk; legislation or regulatory changes which adversely affect the ability of the consolidated Company to conduct business combinations or new operations; and risks that the anticipated benefits from the transactions with Cadence Bank are not realized in the timeframe anticipated or at all as a result of changes in general economic and market conditions or other unexpected factors or events. These and other factors, risks and uncertainties could cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict.

Forward-looking statements speak only as of the date on which such statements are made. These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, under the captions “Forward-Looking Statements and Factors that Could Affect Future Results” and “Risk Factors,” and in the Company’s quarterly reports on Form 10‑Q and current reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

For additional information, contact:
T. Heath Fountain
President & CEO
(229) 426-6000 (Ext. 6012)